                             CONFIDENTIAL TREATMENT
                               KONAMI CORPORATION
                         SOFTWARE DISTRIBUTION AGREEMENT

         This SOFTWARE DISTRIBUTION AGREEMENT (the "Agreement") is made and entered into by and between KONAMI OF AMERICA, INC., a company organized under the laws of Illinois ("Konami"), and MAJESCO SALES, INC., a company organized under the laws of New Jersey ("Distributor"), as of April 8, 2002 (The
"Effective Date"), and consists of this signature page and the Exhibits hereto, which are incorporated in full by this reference. Capitalized terms used in this
Agreement shall be as defined on this signature page and in Exhibit B ("General
Terms").

                                    EXHIBITS

                            Exhibit A: Special Terms
                            Exhibit B: General Terms
                            Exhibit C: Certificate to Nintendo

                                    RECITALS

         Konami develops, markets and licenses general commercial computer game software far use on, among others, the Nintendo Advanced Game Boy ("AGS")
operating systems.

         Distributor wants to distribute through customary retail channels certain of Konami's software in object code form to consumers located within the
Territory.

         Konami is willing to grant Distributor the limited and exclusive right to distribute through customary retail channels the object code form of certain of Konami's software products, subject to the terms and conditions of this
Agreement.

         IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have executed and delivered this Agreement.

KONAMI OF AMERICA, INC.                       MAJESCO SALES, INC.

By:                                           By:
      ----------------------------               -------------------------------
      Print Name:                                   Print Name:
      Print Title:                                  Print Title:

Address:                                      Address:
Telephone:                                    Telephone:
Fax:                                          Fax:

                                    EXHIBIT A

                                  SPECIAL TERMS

1.   TERRITORY.

     (a)  DESCRIPTION OF TERRITORY: CANADA, MEXICO AND THE UNITED STATES.

     (b)  RESTRICTIONS.

          (1)  Distributor shall have the right to market and distribute the
               Konami Products only to End Users located in the Territory by means of Customary Retail Channels.

          (2)  Konami shall have the right to prevent Distributor, immediately upon written notice to Distributor, from distributing the Konami
               Products in any country in the Territory if Konami reasonably concludes, or is informed by one of Konami's suppliers that such supplier has determined, that the country (a) does not provide adequate protection for Konami's or the supplier's proprietary rights in the Konami Products or (b) has laws, or the government has committed acts, which Konami or the supplier deems injurious to its business interests.

     (c)  SALES OUTSIDE TERRITORY.

          Without the prior written consent of Konami, Distributor shall not, with respect to the Konami Products, (i) establish or maintain outside of the Territory any branch, warehouse or distribution depot and (ii)
          actively license, market or otherwise promote the use or distribution of the Konami Products outside of the Territory.

2.   KONAMI SOFTWARE (Title, Operating System(s)).

          ESPN Golf (AGB)*
          ESPN Fishing (AGB)*
          ESPN Skateboarding (AGB)*
          Jurassic Park-Park Builder (AGB)*
          Jurassic Park-island Attack (AGB)*
          Jurassic Park-DNA (AGB)*
          Castlevania-Circle of the Moon (AGB)

--------
*  Expressly provided, however, that (i) the software marked with a "*" above includes animated characters, music, trademarks and other intellectual property not owned by Konam4 (ii) Distributor acknowledges the ownership of such third-party intellectual property by third parties and that Distributor must receive from such third parties the right to distribute such intellectual property in conjunction with the distribution of the Konami
   Software, (iii) Konami has no rights to, and accordingly excludes from the definition of Konami Software and grants no rights to, such Intellectual property, but (iv) Konami will make reasonable efforts to assist Distributor in securing the rights necessarily for it to distribute the Konami Software with third-party intellectual property, though Konami does not guarantee that its assistance will result In Distributor receiving the rights so distribute the Konami Software with the third-party intellectual property.

                                      A-1

          Frogger Great Adventure; Temple of the Frog (AGB)
          Gradius (AGB)
          Konami Crazy Racers (AGB)

3.   KONAMI TRADEMARKS.

          Konami (logo arid name mark)
          Castlevania-Circle of the Moon
          Frogger's Great Adventure: Temple of the Frog
          Gradius
          Konami Krazy Racers

4.   MINIMUM ROYALTIES, ADDITIONAL ROYALTIES AND PAYMENT TERMS.

     (a)  MINIMUM ROYALTIES.

          AMOUNT:   1. Distributor shall pay to Konami non-refundable royalties of ***** (calculated as based on the distribution by
                    Distributor of **** copies of the Konami Software known as
                    Gradius and Konami Krazy Racers (combined distribution) at a royalty rate of **** per copy, and **** copies of the Konami
                    Software known as Frogger and Castlevania (combined
                    distribution) at a royalty rate of **** per copy, but in no way or manner actually dependent on the number of copies
                    actually distributed by Distributor).

                    2. Distributor shall pay to Konami non-refundable royalties of **** (calculated as based on the distribution by
                    Distributor of **** copies of the Konami Software known as
                    ESPN Skateboarding. Jurassic Park-Park Builder, Jurassic
                    Park-Island Attack, Jurassic Park-DNA, that includes third party intellectual property, combined distribution with the
                    Konami Software in Section 4(a) 1) at a royalty rate of ****
                    per copy, but in no way or manner actually dependent on the number of copies actually distributed by Distributor).

          TERMS:    The minimum payment set forth this Section 4(a) shall be due and payable in accordance with the following schedu1e:

                           DATE DUE AND PAYABLE                         AMOUNT

                           Effective Date                               **** for Konami Software with
                                                                        Konami exclusive intellectual
                                                                        property.

                           60 days after first shipment                 **** for Konami Software with
                                                                        Konami exclusive intellectual
                                                                        property.

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* Confidential portion omitted and filed separately with the Securities Exchange
Commission.

                                      A-2

                                                                        ***** for Konami Software with
                                                                        third party intellectual property.

     (b)  ADDITIONAL ROYALTIES/PURCHASE OF GOODS.

          AMOUNT:   1. Distributor shall pay Konami a non-refundable royalty of
                    **** for each copy of the Konami Software which it
                    distributes in excess of **** copies (combined distribution)
                    of Konami Software titles with Konami exclusive intellectual property (Ciradius and Konami K.razy Racers) and shall
                    accrue solely based on copies of the Konami Software
                    distributed by Distributor. Distributor shall pay Konami a non-refundable royalty of **** for each copy of the Konami
                    Software it distributes in excess of **** copies (combined distribution) for the Konami Software titles with Konami
                    exclusive intellectual property (Frogger or Castlevania) and shall accrue solely based on copies of the Konami Software distributed by Distributor. Royalties shall not be reduced due to the return (for any reason) of any copies of the
                    Konami Software to Distributor or by any bad debt.

                    2. Distributor shall pay Konami a non-refundable royalty of
                    **** for each copy of the Konami Software which it
                    distributes in excess of **** copies (combined distribution)
                    of Konami Software with third party intellectual property
                    (ESPN Skateboarding, Jurassic Park-Park Builder, Jurassic
                    Park-bland Attack, and Jurassic Park-DNA) and shall accrue solely based on copies of the Konami Software distributed by
                    Distributor, and shall not be reduced due to the return (for any reason) of any copies of the Konami Software to
                    Distributor or by any bad debt.

                    3. If Distributor distributes the Konami Software titles
                    ESPN Golf or ESFN Fishing it shall pay a non-refundable
                    royalty of per unit to Konami and shall accrue solely based on copies of the Konami Software distributed by Distributor, and shall not be reduced due to the return (for any reason)
                    of any copies of the Konami software to Distributor or by
                    any bad debt.

                    4. If Distributor purchases enough of an individual Konami
                    Software title for Konami to qualify for a volume discount on that title from Nintendo then said discount can only be used by Distributor as a credit against future purchases of
                    Konami Software pursuant to this Agreement.

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* Confidential portion omitted and filed separately with the Securities Exchange
Commission.

                                      A-3

                    5. Distributor will not have any responsibility or liability to third parties for royalties associated with Konami
                    Software containing third party intellectual property.

          TERMS:    The royalties set forth in this Section 4(b) shall accrue
                    upon the shipment of each such copy by Distributor to its
                    customer. Distributor shall pay such accrued royalties
                    within ***** after the end of each calendar quarter in which such royalties accrue.

          PURCHASE  OF GOODS: Distributor shall submit an order for Konami
                    Software to Konami along with payment for the cost of goods from Nintendo for the Konami Software. Konami shall purchase the Konami Software from Nintendo of America and immediately transfer title to the Konami Software to Distributor.
                    Distributor shall arrange for shipping of the Konami
                    Software from the Nintendo of America replication facility.
                    Konami shall issue an invoice to Distributor for the Konami showing payment for the Konami Software.

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* Confidential portion omitted and filed separately with the Securities Exchange
Commission.

                                      A-4

                                    EXHIBIT B

                                  GENERAL TERMS

1.   DEFINITIONS.

     1.1. CONFIDENTIAL INFORMATION means any and all information related to a party that such party treats as confidential and any information relating to third parties that such. party has an obligation to treat as confidential, which is disclosed by such party to the other party in the course of performing the duties and obligations of this Agreement, whether such information is in oral, written, graphic or electronic form; provided that (a) if such information is in writing or other tangible forms it is clearly marked as "proprietary or
"confidential" when disclosed to the receiving party; or (b) if such information is not in tangible form, it (i) is identified as "proprietary" or "confidential"
when disclosed and (ii) is summarized in a writing which is marked "proprietary"
or "confidential" and is delivered to the receiving party within thirty (30)
days after the date of disclosure. Confidential Information shall not include any information, data or material which: (a) the disclosing party expressly agrees in writing is free of any non-disclosure obligations; (b) at the time of disclosure to the receiving party ~vas known to the receiving party (as evidenced by documentation in the receiving party's possession) free of any nondisclosure obligations; (c) is independently developed by the receiving party
(as evidenced by documentation in the receiving party's possession); (d) is lawfully received by the receiving party, free of any non-disclosure obligations, from a third party having the right to so furnish such Confidential
Information or (e) is or becomes generally available to the public without any breach of this Agreement or unauthorized disclosure of such Confidential
Information by the receiving party.

     1.2. CUSTOMER RETAIL CHANNELS means those methods by which products are supplied to mass retail marketers for sale solely to consumers at the retail level.

     1.3. END USER means any person or organization licensed to use, but not to further distribute, any Konami Software.

     1.4. F.C.A. means Free Carrier as defined in INCOTERMS 1990.

     1.5. LICENSE FEES means the minimum royalties and additional royalties for
Konami Software distributed by Distributor pursuant to this Agreement as set forth in Section 4 of Exhibit A ("Special Terms").

     1.6. KONAMI COLLATERAL MATERIAL means documentation and related materials as are reasonably necessary, in Konami's discretion, for Distributor's distribution of copies of the Konami Products and as delivered by Konami to
Distributor under this Agreement.

     1.7. KONAMI PRODUCTS means singly or collectively the Konami Software and
Konami Collateral Material.

     1.8. KONAMI SOFTWARE means the object code version of the software specified as "Konami Software" on Exhibit A ("Special Terms").

                                      B-1

     1.9. KONAMI TRADEMARKS means the Konami trademarks, service marks and logos described in Exhibit A ("Special Terms").

     1.10. Territory means the geographical area set forth in Exhibit A
("Special Terms").

2.   OWNERSHIP. The Confidential Information of Konami, the Konami Products and
the Konami Trademarks, and all intellectual property rights therein shall remain the exclusive property of Konami and its suppliers. Distributor expressly acknowledges that Konami has no rights to, and accordingly is not licensing to
Distributor hereunder any rights to distribute, the animated characters depicted in those items of the Konami Software marked in Section 2 of Exhibit A ("Special
Terms") hereto with an asterisk ("*"), Distributor shall use reasonable efforts to preserve such Konami and suppliers' rights and shall not do anything to contest or impair the intellectual property rights of Konami or its suppliers.
Distributor acknowledges that all uses of the Konami Trademarks by Distributor shall inure to the benefit of and be on behalf of Konami. Distributor further acknowledges that the Konami Trademarks are valid under applicable law and that
Distributor's utilization of the Konami Trademarks will not create any right, tide or interest in or to such trademarks.

3.   DELIVERY AND LICENSES.

     3.1. DELIVERY. To the extent reasonably available to Konami as of the
Effective Date, Konami shall deliver to Distributor copies of the Konami
Software and copies of the Konami Collateral Material. Unless otherwise agreed by the parties, the shipping terms of such delivery shall be F.C.A. Konami's or
Nintendo's shipping faculty.

     3.2. DISTRIBUTION OF KONAMI PRODUCTS. Subject to the terms and conditions of this Agreement and payment of the applicable License Fees, Konami hereby grants to Distributor an exclusive, non-transferable license to distribute via
Customary Retail Channels copies of the Konami Software to End Users in the
Territory; provided, Distributor shall distribute copies of the Konami Software
(1) packaged with an End User License Agreement and (2) on tangible media appropriate for the operating system for which the Konami Software is designed
(as of the Effective Date, video game player cartridges containing embodiments of the Konami Software in hardware) and not electronically. Distributor agrees not to distribute the Konami Products, or (i) with knowledge or reason to know that the Konami Products will be transported outside of the Territory.

     3.3. License to Use and Distribute Konami Collateral Material. Subject to
the terms and conditions of this Agreement, Konami hereby grants to Distributor a non-exclusive, non-transferable license in the Territory to reproduce, have reproduced and distribute (as appropriate and necessary for the promotion, distribution and use of the Konami Software) the Konami Collateral Material to
End Users in connection with the distribution of the Konami Software pursuant to
Section 3.2.

4.   RESTRICTIONS AND LIMITATIONS.

     4.1. USE OF KONAMI TRADEMARKS. Subject to the terms and conditions of this
Agreement, Konami hereby grants to Distributor a non-exclusive, limited license to use the Konami Trademarks on Distributor's advertising and printed materials only for the Konami

                                      B-2

Products- Distributor shall display notices of trademark status (i.e., (R) or
(TM) as prescribed by Konami from time to time) adjacent to each use of the
Konami Trademarks on each piece of advertising or printed materials in which such Konami Trademark appears. Distributor shall also include as a footnote to the Konami Trademarks along with the first or most prominent use of each Konami
Trademark in each piece of advertising or printed materials in which such Konami
Trademark appear: "[Mark] is a trademark of Konami Corporation, which may be registered in certain jurisdictions," and such other symbols and notices as may be prescribed by Konami from time to time. Distributor will include the Konami
Trademarks m all advertisements, brochures, manuals or other appropriate materials used in the promotion, distribution or use of the Konami Products.

     4.2. CONVEYANCE OF LICENSE ONLY. This Agreement grants Distributor a license only. and only such license rights as are specifically enumerated in this Agreement. No other right, title or interest in the Konami Products, Konami
Trademarks or Confidential Information of Konami is hereby conveyed to
Distributor. Konami or its suppliers may from time to time choose to register its copyright interests in the Konami Products, but such acts shall not cause or be construed as causing any part thereof to become part of the public domain.

     4.3. GENERAL LIMITATIONS AND RESTRICTIONS. Except as expressly authorized in this Agreement, Distributor shall not use or reproduce any of the Konami
Products, or any portion thereof, without the express prior written consent of
Konami. Distributor shall not (i) adapt, alter, modify, translate or create derivative works of the Konami Products, (ii) reverse compile, disassemble or otherwise attempt to reconstruct the source code for the Konami Software, (iii)
electronically transfer the Konami Products from one computer to another over a network or enable any timesharing of the Konami Products, (iv) assign, plec1~e, rent, lease or loan the Konami Products, (v) obfuscate, remove or alter any of the trademarks, trade names, logos, patent or copyright notices, confidential or proprietary legends or other notices or markings on or in the Konami Products, and all such markings shall be included in all copies thereof made by
Distributor (to the extent any copies arc authorized), (vi) add, or permit any third party to add, any markings, notices or legends to the Konami Products without Konami's express written consent, (vii) use the Konami Software for any purpose not authorized in the documentation provided by Konami for such Konami
Software, including, without limitation, the Konami Collateral Material, or in any manner designed to access the functionality of any portion of Konami
Software other than as permitted in the form delivered to Distributor by Konami, or (viii) permit any third party to perform any of the foregoing prohibited activities.

     4.4. TRADEMARK RESTRICTIONS. Distributor shall not use the trademark
"Konami" or any other mark likely to cause confusion with the Konami Trademarks as any portion of Distributor's corporate or trade name, or any trademark or service mark for any products or services of Distributor. Distributor shall use the Konami Trademarks solely to refer to the Konami Products. Distributor shall not use any other trademark or service mark in close proximity to any of the
Konami Trademarks or combine the marks so as to effectively create a unitary composite mark without the prior written approval of Konami.

     4.5. RESERVATION OF RIGHTS. Konami reserves the right to license, support, install and service its products, including, without limitation, the Konami
Products, outside of the Territory, either directly to end users or indirectly through other sales representatives, systems integrators,

                                      B-3

resellers, distributors and other third parties or distribution channels, and the right to support and service its products, including, without limitation, the Konami Products, in the Territory, either directly to end users or indirectly through third parties.

5.   OTHER DISTRIBUTOR OBLIGATIONS.

     5.1. PROCUREMENT. Unless otherwise agreed in writing by the parties,
Distributor shall be solely responsible for obtaining all hardware, operating software and equipment necessary for the reproduction and distribution of the
Konami Collateral Materials and the distribution of the Konami Products as contemplated by this Agreement. In no event shall Konami have any responsibility, liability or obligation with respect to any such hardware, software or equipment, or any problems experienced by Distributor relating to the use of such hardware, software and equipment, including but not limited to any non-conformance of such hardware, software and equipment with the information available to developers of applications for operation on such hardware, software and equipment, or any viruses, bugs or other errors that may be resident in such software.

     5.2. MARKETING EFFORTS AND TECHNICAL CAPABILITY. Distributor shall employ, train, and maintain a staff of capable sales and technical personnel who are adequate to: (a) aggressively introduce, promote and market the Konami Products to their maximum potential in the Territory and (1) provide accurate information to customers and potential End Users concerning the features and capabilities of the Konami Products At its own expense, Distributor will conduct, or provide for, any training of its personnel which may be necessary to impart the knowledge necessary to fulfill the obligations set forth in this Section 5.2.

     5.3. PROMOTIONAL ACTIVITIES. Distributor, at its own expense, shall prepare such materials as are reasonable and appropriate for the successful marketing of the Konami Products, including product descriptions and promotional and marketing materials. Upon Konami's request, Distributor shall provide Konami with copies of all such materials. Konami reserves the right to reasonably request Distributor to change any references to the Konami Products in such materials and upon receipt of such request, Distributor shall promptly so change such materials.

     5.4. MARKETING. Distributor will use commercially reasonable efforts to market the Konami Products. Distributor, in its sole discretion, shall establish the license fees and other fees, if any, charged to its customers and End Users and, subject to the terms of this Agreement, the terms and conditions of the distribution of the Konami Products. In marketing the Konami Products,
Distributor shall:

       5.4.1. Not engage in any deceptive, misleading, illegal or unethical practices that may be detrimental to Konami or Konami's suppliers;

       5.4.2. Not make any representations, warranties or guarantees concerning the Konami Products on behalf of Konami or Konami's suppliers to any third party;

       5.4.3. Require all of Distributor's customers to disclaim all liability of any kind on behalf or Konami and Konami's suppliers; and

                                      B-4

       5.4.4. Comply with all applicable non-U.S. and U.S. federal, state and local laws and regulations, in performing its duties.

     5.5. ENFORCEMENT OF END USER LICENSE AGREEMENTS. Distributor shall notify
Konami of any breach of a material obligation under any End User License
Agreement that comes to Distributor's attention. Distributor will cooperate with
Konami in any legal action to prevent or stop unauthorized use, reproduction, modification, distribution or sublicensing of the Konami Products,

     5.6. LAWS. Distributor shall advise Konami of any legislation, rule, regulation or other law (including but not limited to any customs, tax, trade or tariff law) which is in effect, or which may come into effect after the
Effective Date, and which affects the importation of the Konami Products into, or the use and the protection of the Konami Products and the associated intellectual property rights within, any country in which Distributor is then marketing the Konami Products. Distributor shall obtain, at its own expense, all registrations, licenses and approvals from all authorities and agencies in the
Territory which may be needed in order for Distributor to import, market and distribute the Konami Products. Any such applications shall identify the Konami
Products as originating from Konami and Konami's suppliers. Whenever possible, the registration shall be made on Konami's behalf, and Konami Products shall be registered in the name of Konami and its suppliers.

     5.7. INFRINGEMENTS AND CLAIMS. Distributor shall promptly notify Konami of
(a) any actual or threatened misappropriation or infringement of Konami's or
Konami's suppliers' proprietary rights which comes to Distributor's attention and (b) any claim or proceeding involving the Konami Products that comes to its attention.

     5.8. TRADEMARK REGISTRATIONS. Distributor, at Konami's request, shall (a)
promptly provide Konami with any specimens, (b) execute all applications for trademark registrations, assignments or other applicable documents and (c)
perform any other act reasonably necessary to protect Konami Trademark rights in any country in which Distributor is marketing the Konami Products.

     5.9. FINANCIAL CONDITION AND CHANGE IN CONTROL. Distributor is, and shall remain, solvent and able to pay its bills when due. Distributor will maintain and employ sufficient working capital to carry out and perform all of its obligations under this Agreement. At least once per calendar year, in accordance with a schedule to be agreed upon by the parties, Distributor shall provide
Konami with an audited financial statement of Distributor's business.
Distributor shall furnish such additional financial reports and other data as
Konami may reasonably request to evaluate Distributor's financial condition.
Distributor will also notify Konami in writing not more than ***** after any change in the management or control of Distributor (or any company directly or indirectly controlling Distributor) where Distributor or any such controlling company is merged, consolidated, sells all or substantially all of its assets, or implements or suffers any substantial change in management or control (i.e.
any transfer of more than **** of Distributor or such controlling company's voting control).

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* Confidential portion omitted and filed separately with the Securities Exchange
Commission.

                                      B-5

6.   FEES, PAYMENTS, REPORTS AND AUDITS.

     6.1. FEES. All payments to be made under this Agreement are described in and shall be made in U.S. currency to the addressee and/or bank account specified by Konami to Distributor from time to time. Distributor shall pay
Konami fees as set forth in Exhibit A ("Special Terms") in accordance with the terms thereof.

     6.2. TAXES. The payments set forth in Exhibit A ("Special Terms") are in consideration of the licenses set forth in Section 3 only. Distributor shall pay, and indemnify and hold harmless Konami from, any and all national, federal, state or local taxes, levies and assessments, including, without limitation, any withholding taxes or stamp fees or duties, pertaining to the licenses set forth in Section 3 or the entering into of this Agreement (except taxes based upon
Konami's net income from the distribution of the Konami Products to
Distributor). All payments due under this Agreement shall be made without any deduction or withholding, unless such deduction or withholding is required by any applicable law of any relevant governmental revenue authority then in effect. If Distributor is required to deduct or withhold, Distributor will promptly notify Konami of the requirement, pay the required amount to the relevant governmental authority, provide Konami with an official receipt or certified copy or other documentation acceptable to Konami evidencing the payment, and pay to Konami, in addition to the payment to which Konami is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Konami free and clear of all taxes equals the full amount Konami would have received bad no such deduction or withholding been required. Distributor shall pay any fines, penalties or other costs in respect of a failure to pay any of the above taxes, levies and assessments. Distributor agrees to indemnify Konami against any amount payable pursuant to this Section 6.2.

     6.3. LATE PAYMENTS. Any invoiced amount or other payment due under this
Agreement which is not paid when due shall bear a late fee at the rate of *****
or the maximum rate permitted by local law, whichever is less. In the event any undisputed invoice is not paid when due, Konami shall have the further right, at its sole option, to cease its performance of any obligations hereunder and to exercise any rights it may have under this Agreement or otherwise.

     6.4. REPORTS. With respect to all Konami Products distributed by
Distributor, Distributor shall report to Konami (a) the number of copies of such
Konami Products distributed (listed by individual product name and operating system); the name and address of the parties receiving such copies and the date of shipment; and (b) any other information that Konami may reasonably request from time to tine. All such reports shall be made within thirty (30) days after the erg! of each calendar quarter during the term of this Agreement.

     6.5. RECORDS AND AUDIT BIGHTS. Distributor shall retain complete, clear and accurate records regarding the distribution and support of the Konami Products.
Konami, or its designee(s), shall, during regular business hours at
Distributor's offices and in such a manner that does not interfere with
Distributor's normal business activities, have the right to inspect and

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* Confidential portion omitted and filed separately with the Securities Exchange
Commission.

                                      B-6

audit, or have conducted an inspection and audit of, all of the relevant accounting and sales books and records of Distributor with regard to the number of copies of Konami Software distributed by Distributor. Distributor shall promptly pay the amount of any underpayments disclosed plus applicable interest pursuant to Section 6.3. If any audit discloses underpayments of ***** or more of the amount actually due, Distributor shall bear alt of the costs of the audit. Konami's audit rights shall not terminate or expire until **** after termination or expiration of this Agreement.

7.   DISCLAIMER OF WARRANTIES.

     7.1. GENERAL DISCLAIMER. TILE KONAMI PRODUCTS, KONAMI TRADEMARKS AND KONAMI
COLLATERAL MATERIAL ARE BEING LICENSED AND PROVIDED TO DISTRIBUTOR "AS IS,"
`WITH ALL FAULTS," WITHOUT ANY WARRANTY OR CONDITION OF ANY KIND, EXPRESS OR
IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY,
FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF THIRD PARTY RIGHTS.

     7.2. NO THIRD-PARTY WARRANTIES. DISTRIBUTOR HEREBY DISCLAIMS ANY
REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, BY ANY KONAMI SUPPLIER, AND
ACKNOWLEDGES AND AGREES THAT NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED,
HAS BEEN MADE BY ANY KONAMI SUPPLIER UNDER THIS AGREEMENT.

8.   CONFIDENTIALITY.

     8.1. NON-DISCLOSURE AND NON-USE. Each party receiving Confidential
Information shall treat such information as strictly confidential, and shall use the same care to prevent disclosure of such information as such party uses with respect to its own confidential and proprietary information, which shall not be less than the care a reasonable person would use under similar circumstances. In any event, each party receiving Confidential Information shall (a) disclose such
Confidential Information to (i) only those authorized employees and directors of such party whose duties justify their need to know such information and who have been clearly informed of their obligation to maintain the confidential and/or proprietary status of such Confidential Information; or (ii) only those third parties required for the performance of the receiving party's obligations under this Agreement pursuant to a written confidentiality agreement as least as extensive as the confidentiality provisions of this Agreement; and (b) use such
Confidential Information only for the purposes set forth in this Agreement.

     8.2. CERTAIN EXCEPTIONS. The obligations set forth in this Section 8 shall not apply to any Confidential Information which must be disclosed pursuant to applicable federal, state or local law, regulation, court order, or other legal process, provided the receiving party has given the disclosing party prior written notice of such required disclosure and, to the extent reasonably possible, has given the disclosing party an opportunity to contest such required disclosure at the disclosing party's expense.

----------

* Confidential portion omitted and filed separately with the Securities Exchange
Commission.

                                      B-7

     8.3. ADVERTISING AND PRESS RELEASES. Neither party shall advertise, issue any press release or otherwise publish the fact that the parties have entered into this Agreement without the prior written consent of the other party, except as may be required by law The parties shall use their best efforts to draft and issue a press release announcing the signing of this Agreement after the
Effective Date.. Following the issuance of such press release, Konami may also refer to Distributor in Konami's sales and marketing materials and presentations. The parties shall mutually agree upon other public relations and marketing activities related to the advertising of Distributor's relationship with Konami as set forth in this Agreement.

     8.4. Terms of This Agreement. Notwithstanding anything to the contrary in this Agreement, neither party shall disclose the terms of this Agreement
(including the fees set forth in Exhibit A ("Special Terms")) to any third party without the express prior written consent of the other party; provided however that either party may disclose the terms of this Agreement to its attorneys and accountants or any potential investor, or as otherwise may be required by law.

9.   INDEMNITY AND EXCEPTIONS.

     9.1. Konami intellectual Property Indemnity. Subject to the provisions of this Section 9 and Section 10 below, Konami shall at its expense defend any action against Distributor to the extent such action is based on a claim, that the Konami Software infringes any Berne Convention copyright, and Konami shall pay those damages and costs finally awarded against Distributor in any such action which are specifically attributable to such claim, or those damages and costs agreed in any monetary settlement or compromise of such action. The foregoing obligations are conditioned on Distributor notifying Konami promptly in writing of such action, Distributor giving Konami sole control of the defense thereof and any negotiations for monetary settlement or compromise thereof, and
Distributor cooperating in the defense thereof at Konami's expense. If the
Konami Software becomes, or in Konami's opinion is likely to become, the subject of a claim of infringement or misappropriation1 then Distributor shall permit
Konami, at its option and expense, to (a) procure the right to continue using the Konami Software (b) replace or modify the Konami Software so that it becomes non-infringing or no longer misappropriates, or (c) terminate this Agreement.
Distributor shall not incur any costs or expenses for the account of Konami under or pursuant to this Section 9 without Konami's express prior written consent. THE FORE6OING STATES THE ENTIRE LIABILITY OF KONAMI FOR INFRINGEMENT
AND MISAPPROPRIATION CLAIMS AND ACTIONS.

     9.2. CERTAIN EXCEPTIONS AND DISTRIBUTION INTELLECTUAL PROPERTY INDEMNITY.
Konami shall have no liability to Distributor under this Section 9 or otherwise for any action or claim alleging infringement or misappropriation based upon (a)
any Distributor Confidential Information; (b) any use of the Konami Software or
any components of the Konami Software in a manner other than as specified by
Konami; (c) any use of the Konami Software or any components of the Konami
Software in combination with other products, equipment. devices, software, systems or data not supplied by Konami (including without limitation any software produced by Distributor for use with any components of the Konami
Software) to the extent that such claim is directed against such combination; or
(d) any alteration, modification or customization of any components of the
Konami Software by Distributor or any person other than Konami. In the event of an infringement or misappropriation action or claim against Konami which is based on any of the circumstances or conduct described in the preceding

                                      B-8

sentence, Distributor shall at its own expense defend such action or claim, and
Distributor shall pay any and all damages and costs finally awarded against
Konami in connection with such action or claim, or those damages and costs agreed in any monetary settlement or compromise of such action, provided that
Konami notifies Distributor promptly in writing of such action or claim, Konami gives Distributor sole control of the defense thereof (and. any negotiations for settlement or compromise thereof), and Konami cooperates in the defense thereof at Distributor's expense. Konami shall not incur any costs or expenses for the account of Distributor under or pursuant to this Section 9.2 without
Distributor's express prior written consent.

     9.3. Distributor General Indemnity. Distributor shall at its own expense defend and indemnify Konami against all (a) claims and damages to Konami and its suppliers arising from any use by Distributor or End Users of any product not provided by Konami but used in combination with the Konami Products if such claim would have been avoided by the exclusive use of the Konami Products; (b)
claims and damages due to the failure by Distributor to make all necessary payments to Nintendo of America, Inc., Nintendo Co., Ltd., Universal, Disney
Interactive, ESPN, and/or any other parties as are required for the manufacture, duplication, distribution and sales of the Konami Products, and (c) damages to
Konami and its suppliers caused by Distributor's breach of any of the provisions of this Agreement or any product liability claims related to the Konami Software as distributed by Distributor.

                                      B-9

10.  LIMITATION OF LIABILITY. KONAMI'S AGGREGATE LIABILITY IN CONNECTION WITH
THIS AGREEMENT, THE KONAMI PRODUCTS, THE KONAMI TRADEMARKS AND CONFIDENTIAL
INFORMATION (IF KONAMI, REGARDLESS OF THE FORM OS ACTION GIVING RISE TO SUCH
LIABILITY (WHETHER IN CONTRACT, TORT OR OTHERWISE), AND INCLUDING ANY LIABILITY
UNDER SECTION 9 ABOVE, SHALL NOT EXCEED THE AGGREGATE FEES PAW BY DISTRIBUTOR TO
KONAMI UNDER THIS AGREEMENT. KONAMI SHALL NOT BE LIABLE ON ACCOUNT OF THE
TERMINATION OR EXPIRATION OF THIS AGREEMENT. KONAMI SHALL NOT BE LIABLE FOR ANY
INDIRECT, EXEMPLARY, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY KIND
(INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF DISTRIBUTOR HAS BEEN
ADVISED OF THE FOSSIBIL1TY OF SUCH DAMAGES. DISTRIBUTOR WAIVES ANY RIGHT IT MAY
HAVE TO RECEIVE ANY COMPENSATION OR REPARATION ON TERMINATION OR EXPIRATION OF
THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, LOSS OF GOODWILL, PROSPECTIVE
PROFITS, OR ANTICIPATED ORDERS, OR ON ACCOUNT OF ANY EXPENDITURES, INVESTMENTS,
LEASES OR COMMITMENTS MADE BY EITHER KONAMI OR DISTRIBUTOR. EXCEPT AS PROVIDED
IN SECTION 9 ABOVE (BUT ONLY TO TUE EXTENT AND SUBJECT TO THE LIMITATIONS SET
FORTH IN SECTION 9), KONAMI SHALL NOT BE LIABLE FOR ANY CLAIMS OF THIRD PARTIES
RELATING TO THE PRODUCTS, AND DISTRIBUTOR SHALL DEFEND KONAMI FROM, AND
INDEMNIFY AND HOLD KONAMI HARMLESS AGAINST, ALL SUCH CLAIMS. THE FOREGOING
STATES THE ENTIRE LIABILITY OF KONAMI AND KONAMI'S SUPPLIERS. THE LIMITATIONS OF
LIABILITY CONTAINED IN THIS AGREEMENT ARE A FUNDAMENTAL PART OF TUE BASIS OF
EACH PARTY'S BARGAIN HEREUNDER AND NEITHER PARTY WOULD ENTER INTO THIS AGREEMENT
ABSENT SUCH LIMITATIONS.

11.  TERM AND TERMINATION.

     11.1. TERM. Unless terminated earlier pursuant to the termination
Provisions in this Section 11, this Agreement shall remain in effect for three
(3) years from the Effective Date.

     11.2. TERMINATION BY KONAMI. If any of the following circumstances occur,
Konami shall have the right to terminate this Agreement by giving written notice to Distributor:

        11.2.1. Specific Breaches. Distributor fails to perform any of its obligations under or otherwise breaches Section 3 ("Delivery and
                Licenses"), Section 4 ("Restrictions and Limitations") or
                Section 8 ("Confidentiality") above or upon the change of
                control of Distributor as set forth in Section 5.9.

        11.2.2. Other Breaches. Distributor fails to pay any amounts as required under Section 6 ("Fees, Payments, Reports and Audits") above and such

                                      B-10

                failure continues for a period of ***** after receipt by
                Distributor of written notice from Konami of such failure to pay; or

        11.2.3. General Default. Distributor fails to perform any of its other obligations hereunder and such failure continues for a period of
                **** after receipt by Distributor of written notice from Konami specifying such default,

     11.3. TERMINATION BY DISTRIBUTOR. Distributor shall have the right to terminate this Agreement by giving written notice to Konami if Konami fails to perform any of its obligations hereunder and such failure continues for a period of **** after receipt by Konami of written notice front Distributor specifying such default.

     11.4. EFFECT OF TERMINATION. If this Agreement expires or if either party terminates the Agreement under Section 11.2 ("Termination by Konami") or Section
11.3 ("Termination by Distributor"):

          (a) each party shall return or destroy all Confidential Information of the other party (and copies thereof);

          (b) Distributor shall immediately cease using the Konami Trademarks, cease marketing and distribution of the Konami Products, and discontinue all representations that it is a Konami distributor;

          (c) Distributor shall, as directly by Konami, either return or destroy all copies of the Konami Products in Distributor's possession and/or control;

          (d) The payment date of all monies due Konami shall automatically be accelerated so that they shall become due and payable on the effective date of termination or expiration of this Agreement, even if longer terms have been provided previously; and

     Distributor shall deliver to Konami a certificate signed by an officer of
Distributor acknowledging that Distributor's obligations under this Section 11.4 have been fully satisfied. End Users shall be permitted the continued and uninterrupted use for the balance of the term of their End User License
Agreements.

     11.5. SURVIVAL. Section 1 ("Definitions"), Section 2 ("Ownership"), Section
4,3 ("General Limitations and Restrictions"), Section 4.4 ("Trademark
Restrictions"), Section 5.5 ("Enforcement of End User License Agreements"),
Section 6 ("Fees, Payments, Reports and Audits"), Section 7 ("Disclaimer of
Warranties"), Section 8 ("Confidentiality"), Section 9 ("Indemnity and
Exceptions"), Section 10 ("Limitation of Liability"), Section 11.4 ("Effect of
Termination"), this Section 11.5 ("Survival"), and Section 12 ("General") of
these General Terms shall survive any expiration or termination of this
Agreement.

----------

* Confidential portion omitted and filed separately with the Securities Exchange
Commission.

                                      B-11

12.  GENERAL.

     12.1. "LICENSER CERTIFICATE" TO NINTENDO. Konami, if necessary, agrees to execute and deliver to Distributor, and Distributor agrees to subsequently deliver saint to Nintendo of America Inc. and Nintendo Co., Ltd., the "Licensor
Certificate" set forth in Exhibit C ("Certificate to Nintendo").

     12.2. AUDIT RIGHTS AND FURTHER ASSURANCES. Konami and its agents shall have the right to audit the relevant books and records of Distributor and to make reasonable inquiries of Distributor and its customers to verify Distributor's compliance with the provisions of this Agreement. At any time upon the request of Konami, Distributor shall promptly and duly execute and deliver any such further instruments and documents and take such further action as Konami may reasonably deem desirable to obtain the full benefits of this Agreement,

     12.3. GOVERNING LAW. This Agreement shall for all purposes be governed by and interpreted in accordance with the laws of California as those laws are applied to contracts entered into and to be performed entirely in California by
California residents. The parties agree that the United Nations Convention on
Contracts for the International Sale of Goods is specifically excluded from application to this Agreement. Any dispute arising from this Agreement shall be filed in a court of competent jurisdiction in San Francisco, CA.

     12.4. EXPORT CONTROL. The Konami Software is subject to the export control laws of the United States. Distributor must comply with all applicable export statutes and regulations, must require each End User to use the Konami Software in accordance with all applicable export control laws, statutes and regulations, and must. use commercially reasonable efforts not to permit any other third party to use the Konami Software in violation of such export control laws, statutes and regulations. Distributor acknowledges that even if Konami consents to the use of the Konami Software outside the United States, (i) Distributor may be required to obtain an export license prior to the export or re-export, directly or indirectly, of the Konami Software, or any direct product of the use thereof, or (ii) export or re-export to certain countries may be prohibited.
Distributor agrees to indemnify and hold Konami and its suppliers harmless from any claims arising from any breach of this Section by Distributor or any of its directors, officers, employees, customers or any third party to whom Distributor provides access to the Konami Software.

     12.5. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable for any reason, the remaining provisions hereof shall be unaffected and remain in full force and effect, unless the unenforceable provisions are of such essential importance to this
Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without such provisions.

     12.6. MODIFICATIONS. Any modification, amendment, supplement, or other change to this Agreement must be in writing and signed by duly authorized representatives of Konami and Distributor. As used herein, the term "Agreement"
shall include any such future modifications, amendments, supplements or other changes hereto.

                                      B-12

     12.7. Assignments. No right or obligation of Distributor under this
Agreement shall be assigned, delegated or otherwise transferred, whether by agreement operation of law or otherwise without the express prior written consent of Konami and any attempt to assign, delegate or otherwise transfer any of Distributor's rights or obligations hereunder, without such consent, shall be void, Subject to the preceding sentence, this Agreement shall bind each party and its permitted successors and assigns.

     12.8. WAIVERS. All waivers must be in writing. The failure of either party to insist upon strict performance of any provision of this Agreement, or to exercise any right provided for herein, shall not be deemed to be a waiver for the future of such provision or right, and no waiver of any provision or right shall affect the right of the waiving party to enforce any other provision or right herein.

     12.9. EQUITABLE REMEDIES. The parties agree that any breach of Section 3
("Delivery and Licenses"), Section 4 ("Restrictions and Limitations") or Section
8 ("Confidentiality") above would cause irreparable injury for which no adequate remedy at law exists; therefore, the parties agree that equitable remedies, including without limitation injunctive relief and specific performance, are appropriate remedies to redress any breach or threatened breach of Section 3
("Delivery and Licenses"), Section 4 ("Restrictions and Limitations") or Section
8 ("Confidentiality") above, in addition to all other remedies available to the parties.

     12.10. RIGHTS AND REMEDIES. All rights and remedies hereunder shall be cumulative, may be exercised singularly or concurrently, and shall not be deemed exclusive except as provided in Section 9 ("indemnity and Exceptions") above, if any legal action is brought to enforce any obligations hereunder, the prevailing party shall be entitled to receive its attorneys' fees, court costs and other collection expenses, in addition to any other relief it may receive.

     12.11. Force Majeure. Konami shall not be responsible for any failure to fulfill its obligations hereunder due to causes beyond its reasonable control, including without limitation acts or omissions of government or military authority, acts of God, shortages of materials, transportation delays, fires, floods, labor disturbances, riots or wars.

     12.12. CONSTRUCTION. The headings and subheadings contained herein shall not be considered a part of this Agreement. This Agreement may be executed in several counterparts, all of which shall constitute one agreement.

     12.13. NOTICES. Any notice or communication permitted or required hereunder shall be in writing and shall be delivered in person or by courier or sent by electronic facsimile (fax), and addressed as set forth after the signatures to this Agreement or to such other address as shall be even in accordance with this
Section 12.13. All notices hereunder shall be effective upon receipt.

     12.14. RELATIONSHIP BETWEEN PARTIES. Konami and Distributor shall at all times and for all purposes be deemed to be independent contractors and neither party, nor either parry's employees, subcontractors ~r agents, shall have the right or power to bind the other party. This Agreement shall not create or be deemed to create a joint venture, partnership or other similar association between Konami and Distributor or any of either party's employees, subcontractors

                                      B-13

or agents. Each of Konami's suppliers is a beneficiary of this Agreement and each shall have the right to enforce its terms against Distributor.

     12.15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements between the parties, whether written or oral, relating to the same subject mailer,

                                      B-14

                                    EXHIBIT C

                             CERTIFICATE TO NINTENDO

                                      C-1

                             CONFIDENTIAL TREATMENT

                  AMENDMENT TO SOFTWARE DISTRIBUTION AGREEMENT

This amendment ("Amendment"), entered into as of April 25, 2002, is to the
Software Distribution Agreement ("Agreement"), dated April 8, 2002, between
Konami of America, Inc. ("Konami") and Majesco Sales Inc. ("Distributor")
(collectively the "parties"). The parties agree to amend the Agreement as follows.

     A.   EXHIBIT A SPECIAL TERMS

          1.   SECTION 1(a) DESCRIPTION OF TERRITORY: delete the territory of
               Mexico.

          2.   SECTION 1(b) RESTRICTIONS. Subsection (1) is amended to:
               Distributor shall have the right to market and distribute the
               Konami Products only to End Users located in the Territory by means of Customary Retail Channels. Except that the Konami
               Software titled Konami Krazy Racers may not be sold to Customary
               Retail Channels in Canada.

          3.   SECTION 2 KONAMI SOFTWARE is amended to:
               Castlevania-Circle of the Moon (AGB)
               Froggers Adventure: Temple of the Frog (AGB)
               Gradius (AGB)
               Konami Krazy Racers (AGB)
               (All other titles and terms arc deleted.)

          4.   SECTION 3 KONAMI TRADEMARKS is amended to:
               Konami (logo and name mark)
               Castlevania-Circle of the Moon
               Frogger's Adventure: Temple of the Frog
               Gradius
               Konami Krazy Racers

          5.   SECTION 4 (a) AMOUNT, subsection 2 is deleted.

          6.   SECTION 4 (a) TERMS is amended to:

               The minimum payment set forth, in this Section 4(a) shall be due and payable in accordance with the following schedule:

               Date Due and Payable                   Amount

               Effective Date                         ****(*)

               **** after first shipment              ****

          7.   SECTION 4(b) ADDITIONAL ROYALTIES/PURCHASE OF GOODS, AMOUNT;
               subsections 2, 3 and 5 are deleted.

          8.   SECTION 4(b) ADDITIONAL ROYALTIES/PURCHASE OF GOODS, AMOUNT;
               subsection 1 is amended to:

               Distributor shall pay Konami a non-refundable royalty of **** for each copy of the Konami Software (Gradius and Konami Krazy
               Racers) sold by Konami to Distributor in excess of **** copies
               (combined sales). Distributor shall pay Konami a non-refundable royalty of **** for each copy of the Konami Software (Frogger and
               Castlevania) sold by Konami to Distributor in excess of ****
               (combined sales). Royalties shall not be reduced due to the return (for any reason) of any copies o the Konami Software to
               Distributor or by any had debt.

          9.   SECTION 4(b) ADDITIONAL ROYALTIES/PURCHASE OF GOODS, TERMS is
               amended to:

               The royalties set forth in this Section 4(b) shall accrue ****.
               Distributor shall pay such accrued royalties ****.

          10.  SECTION 4(b) ADDITIONAL ROYALTIES/PURCHASE OF GOODS, PURCHASE OF
               GOODS is amended to:

               Distributor shall submit an order for Konami Software to Konami along with payment. for the cost of goods from Nintendo and the royalties set forth in Section 4(b) for the Konami Software.
               Konami shall purchase the Konami Software from Konami Corporation and immediately transfer title to the Konami Software to
               Distributor. Distributor shall arrange for shipping of the Konami
               Software from the Nintendo of America replication facility.
               Konami shall issue an invoice to Distributor showing payment for the Konami Software.

     B.   EXHIBIT B GENERAL TERMS

               1.   SECTION 2. OWNERSHIP second sentence is deleted.

               2.   SECTION 4.1 USE OF KONAMI TRADEMARKS is amended to: Subject to the terms arid conditions of this Agreement, Konami
                    hereby grants to Distributor a non-exclusive, limited
                    license to use the Konami Trademarks on Distributor's
                    advertising and printed materials only for the Konami
                    Products. Distributor shall, prior to its use of such
                    advertising and printed materials, submit such

----------

* Confidential portion omitted and filed separately with the Securities Exchange
Commission.

                                      2

                    advertising and printed materials to Konami and obtain
                    Konami's prior written approval thereof. Distributor shall display notices of trademark status (i.e., (R) or TM as
                    prescribed by Konami from time to time) adjacent to each use of Konami Trademarks on each piece of advertising or printed materials in which such Konami Trademark appears.
                    Distributor shall also include as a footnote to the Konami
                    Trademarks along with the first or most prominent use of
                    each Konami Trademark in each piece of advertising or
                    printed materials in which such Konami Trademark appear:
                    "[Mark] is a trademark of Konami Corporation, which may be registered in certain jurisdictions," and such other symbols and notices as may be prescribed by Konami from time to
                    time. Distributor will include the Konami Trademark in all advertisements, brochures, manuals or other appropriate
                    materials used in the promotion, distribution or use of the
                    Konami Products.

               3.   SECTION 5.3 PROMOTIONAL ACTIVITIES is amended to:
                    Distributor, at its own expense, shall prepare such
                    materials as are reasonable and appropriate for the
                    successful marketing of the Konami Products, including
                    product descriptions and promotional and marketing
                    materials. Distributor shall, prior to the use of such
                    promotional and marketing materials, obtain Konami's written approval thereof. Konami reserves the right to reasonably
                    request Distributor to change any references to the Konami
                    Products in such materials and upon receipt of such request,
                    Distributor shall promptly so change such materials.
                    Distributor acknowledges and agrees that Distributor cannot use the Third Party Properties for the promotional and
                    marketing materials without obtaining Third Party Licensor's approval thereof.

               4.   SECTION 9.3 DISTRIBUTOR GENERAL INDEMNITY, subsection (b) is amended to: (b) claims and damages due to the failure by
                    Distributor to make all necessary payments to any third
                    party as required for the promotion, distribution and sales of the Konami Products, and...

                                       3

All other terms and conditions of the Agreement, except as previously amended, shall remain the same and in full force and effect.

Konami of America, Inc.

By:
   --------------------------------------------------
Print Name:
Title:

Majesco Sales, Inc.

By:
   --------------------------------------------------
Print Name:
Title:

                                       4